                                  EXHIBIT 99.1




Contacts:  Daniel J. Thomas             Thomas E. Kiraly
           President and                Executive Vice President and
           Chief Executive Officer      Chief Financial Officer
           (617) 367-2163               (972) 364-8217


                        CONCENTRA OPERATING CORPORATION
                         REPORTS FIRST QUARTER RESULTS


     ADDISON, Texas, April 26, 2000 - Concentra Operating Corporation ("Concentra") today announced financial results for its first quarter ended March 31, 2000. Highlights of the quarter included a 17% increase in revenues and a 19% increase in EBITDA when compared to first quarter of the prior year. Revenue and EBITDA growth in the Company's Health Services, Concentra Preferred Systems and First Notice Systems businesses contributed significantly to the Company's results.

     Revenues for the first quarter were $181,096,000 compared with $155,411,000 for the same period last year, reflecting an overall 17% increase. Operating income increased 15% to $16,369,000 versus $14,216,000 for the first quarter of the prior year. Concentra reported net income of $231,000 for the first quarter of 2000 as compared with net income of $6,068,000 in the first quarter of 1999. As expected, the Company's lower net income reflected the impact of interest expense associated with new credit facilities put in place to help facilitate Concentra's August 1999 recapitalization.

     Earnings before interest, taxes, depreciation and amortization ("EBITDA"), as computed in a manner consistent with the definition set forth in the Company's $190 million Series A Senior Subordinated Notes, increased 19% to $26,186,000 in the first quarter of 2000 versus $22,035,000 reported for the comparable 1999 period.

     "Our core business lines - Concentra Health Services, Concentra Preferred Systems and First Notice Systems - continued to expand throughout the first quarter, providing us with a strong overall increase in revenues and EBITDA," commented Daniel J. Thomas, President and Chief Executive Officer of Concentra. "We also witnessed increasing stability in our field case management business which, while operating somewhat below the level seen last year, showed a slight increase in revenue and earnings compared with the fourth quarter of 1999. In each of these four major lines of business, revenue and EBITDA growth exceeded our original expectations for the quarter."

     Thomas pointed out that the Health Services division continues to emerge as
a key driver of the Company's growth, cash flow and profitability.   This
division accounted for 52% of Concentra's total first quarter revenues and provided the bulk of the Company's $25.7 million in incremental revenue during
the quarter.   Concentra Health Services, the nation's largest network of occupational healthcare centers, benefited from strong internal growth in the first quarter. The number of visits to Concentra's centers increased 28.5% in total compared with the prior year and 8.5% on a same-market basis, reflecting a slightly higher mix of non-injury visits. Same-market revenues rose 8.0% compared with the same period last year. Concentra Health Services currently operates 216 centers located in 63 markets in 32 states.

     "While we are gratified by the growth and financial contributions of Concentra Health Services, we also are pleased to note that key areas of our specialized cost containment business continue to expand successfully," Thomas said. "In particular, Concentra Preferred Systems continues to make solid gains in growing its customer base, and First Notice Systems, while still a small part of our overall operations, is our fastest growing line of business.

     "Even with this strong and successful start to the new year, we realize that it would be premature to draw long-term conclusions from the results of just one quarter, and we recognize that there is much we must do to further improve our operations," he added. "Nevertheless, we are encouraged by this progress and believe these results further validate our strategies to work in partnership with employers and insurers to control healthcare costs as we expand our presence in occupational healthcare and in other key healthcare markets."

     During the first quarter of 2000, Concentra increased its borrowings under its $100 million revolving credit facility to $24.5 million to compensate for previously anticipated seasonal working capital increases, capital expenditures and acquisition expenditures.

     Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Managed Care, Inc., is the comprehensive outsource solution for containing healthcare costs. Serving the occupational, auto, and group healthcare markets, Concentra offers prospective and retrospective services to employers and payors by providing pre-employment testing, loss prevention services, first report of loss, injury care, specialist networks and other specialized cost containment services.

     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.



                                     -MORE-
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                        CONCENTRA OPERATING CORPORATION
                          a wholly owned subsidiary of
                          CONCENTRA MANAGED CARE, INC.
                Unaudited Consolidated Statements of Operations
                                 (in thousands)


                                       Three Months Ended

                                             March 31,
                                       -------------------
                                           2000       1999
                                       --------   --------
REVENUE:
Health services                        $ 94,260   $ 70,622
Managed care services:
 Specialized cost containment            51,671     46,712
 Field case management                   35,165     38,077
                                       --------   --------
  Total managed care services            86,836     84,789
                                       --------   --------
   Total revenue                        181,096    155,411

COST OF SERVICES:
Health services                          76,995     57,800
Managed care services:
 Specialized cost containment            35,379     32,903
 Field case management                   31,868     33,034
                                       --------   --------
  Total managed care services            67,247     65,937
                                       --------   --------
   Total cost of services               144,242    123,737
                                       --------   --------

   Gross profit                          36,854     31,674

General and administrative expenses      16,919     14,420
Amortization of intangibles               3,566      3,038
                                       --------   --------
 Operating income                        16,369     14,216

Interest expense                         16,221      4,677
Interest income                             (80)    (1,112)
Other, net                                 (196)        98
                                       --------   --------
Income before income taxes                  424     10,553
 Provision for income taxes                 193      4,485
                                       --------   --------

Net income                             $    231   $  6,068
                                       ========   ========


The consolidated statements of operations above include the post-recapitalization transaction operating results of Concentra Operating Corporation, a wholly owned subsidiary of Concentra Managed Care, Inc. and the pre-recapitalization transaction operating results of Concentra Managed Care, Inc. The recapitalization transaction was completed on August 17, 1999.



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

                        CONCENTRA OPERATING CORPORATION
                         a wholly owned subsidiary of
                         CONCENTRA MANAGED CARE, INC.
                          Consolidated Balance Sheets
                                (in thousands)

                                                        March 31,   December 31,
                                                          2000          1999
                                                       -----------  ------------
   ASSETS                                              (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                              $  6,744       $ 14,371
 Accounts receivable, net                                162,226        156,239
 Prepaid expenses, taxes and other current assets         29,474         28,674
                                                        --------       --------
  Total current assets                                   198,444        199,284

PROPERTY AND EQUIPMENT, NET                              106,451        104,068

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                328,259        324,984

OTHER ASSETS                                              26,959         25,768
                                                        --------       --------
                                                        $660,113       $654,104
                                                        ========       ========

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Revolving credit facilities                            $ 24,500       $  4,000
 Current portion of long-term debt                         4,031          3,805
 Accounts payable, accrued income tax and expenses        70,503         89,109
                                                        --------       --------
  Total current liabilities                               99,034         96,914

LONG-TERM DEBT                                           558,964        559,942

DEFERRED INCOME TAXES AND OTHER LIABILITIES               40,958         36,521

STOCKHOLDERS' EQUITY (DEFICIT)                           (38,843)       (39,273)
                                                        --------       --------
                                                        $660,113       $654,104
                                                        ========       ========


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